UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

The information in Item 2.01 is incorporated herein by reference.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Sale and lease back of Compton Building

On January 25, 2017, Appliance Recycling Centers of America, Inc. (the “Company”) completed its agreement with Terreno Acacia, LLC (the “Purchaser”) to sell and lease back its Compton, California building. The building is a 45,000 square foot facility which includes office, appliance processing and warehouse space. Pursuant to an agreement entered into on December 1, 2016, the Company sold its Compton building to the Purchaser for $7.1 million in cash and leased the building back over an initial lease term of six months which can be terminated with a 30 day notice. The sale of the building provided the Company with net proceeds of approximately $6.8 million after closing costs, which were used to pay down our term and revolving loans with PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: January 31, 2017	/s/ Tony Isaac
Tony Isaac Chief Executive Officer